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                                                                  EXHIBIT 4.2.2


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                              CAPSTAR HOTEL COMPANY


                                       TO


                        IBJ SCHRODER BANK & TRUST COMPANY
                                     Trustee


                             ----------------------



                               FIRST SUPPLEMENTAL
                                    INDENTURE

                           Dated as of March 20, 1998



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     FIRST SUPPLEMENTAL INDENTURE, dated as of March 20, 1998 between CapStar
Hotel Company, a Delaware corporation (herein called the "Company"), having its principal office at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007 and IBJ Schroder Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 19, 1997 (herein called the "Indenture"), pursuant to which one series of senior subordinated notes of the Company (herein called the "Securities") were issued. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

     WHEREAS, Section 9.2 of the Indenture provides that with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture;

     WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created before the date hereof; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

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                                                                               2

                                   ARTICLE I

                        PROVISIONS OF GENERAL APPLICATION

             Section 1.1  Definitions. The definition of "Senior Debt" in
                          -----------
Section 1.1 of the Indenture is hereby amended by adding the following sentence at the end of such definition:

             For purposes of this definition, with respect to any person referred to in clause (v)(A) that is a lender to the Company under the Credit Agreement, "actual knowledge" shall mean only receipt by a lending officer of the Syndication Agent (as defined in the Credit Agreement) with significant responsibility for the Syndication Agent's loans under the Credit Agreement of written notice from a Responsible Officer (as defined in the Credit Agreement) of the Company stating or indicating through mathematical calculation that the incurrence of additional Indebtedness under the Credit Agreement is not permitted under this Indenture, which notice has not subsequently been withdrawn.

                             ARTICLE II

                            MISCELLANEOUS

             Section 2.1  Incorporation of Indenture. All the provisions of this
                          --------------------------
First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

             Section 2.2  Application of First Supplemental Indenture. The
                          -------------------------------------------
provisions and benefit of this First Supplemental Indenture shall be effective with respect to Securities outstanding prior to and after the execution hereof.

             Section 2.3  Headings. The headings of the Articles and Sections of
                          --------
the First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

             Section 2.4  Counterparts. This First Supplemental Indenture may be
                          ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                                                                               3

             Section 2.5  Conflict with Trust Indenture Act. If any provision
                          ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

             Section 2.6  Successors and Assigns. All covenants and agreements
                          ----------------------
in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

             Section 2.7  Separability Clause. In case any provision in this
                          -------------------
First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             Section 2.8  Governing Law. The internal law of the State of New
                          -------------
York shall govern and be used to construe this Supplemental Indenture.





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                                                                               4

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        CAPSTAR HOTEL COMPANY


                                        By: ________________________________
                                             Name:
                                             Title:


                                             Attest:


                                             _______________________________
                                             Title:


                                        IBJ SCHRODER BANK & TRUST
                                        COMPANY, as Trustee


                                        By: ________________________________
                                             Name:
                                             Title:


                                             Attest:


                                             _______________________________
                                             Title:






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                                                                               5

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

     On the     day of      1998, before me personally came      ,to me known,
who, being by me duly sworn, did depose and say that he is of CAPSTAR HOTEL COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal is affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                   ____________________________
                                                   Notary Public

                                                   [NOTARIAL SEAL]

                                                   My Commission Expires:



STATE OF                   )
                           ) ss.:
COUNTY OF                  )

     On the       day of      1998, before me personally came       ,to me
unknown, who, being by me duly sworn, did depose and say that he is of IBJ SCHRODER BANK & TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                   ____________________________
                                                   Notary Public

                                                   [NOTARIAL SEAL]

                                                   My Commission Expires: